EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-56422, 33-80523, 33-85762, 33-93602 and
333-11685) of our report dated January 20, 1999 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Electronics for Imaging, Inc. for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedule, which also appears in the Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
August 19, 1999